Exhibit 99.1

Press Release
Las Vegas Sands Reports
First Quarter 2019 Results

For the Quarter Ended March 31, 2019
(Compared to the Quarter Ended March 31, 2018)

- Consolidated Net Revenue of $3.65 Billion
- Net Income of $744 Million; GAAP Earnings per Diluted Share of $0.75; Adjusted Earnings per Diluted Share of $0.91
- Consolidated Adjusted Property EBITDA of $1.45 Billion
- In Macao, Adjusted Property EBITDA Increased 8.7% to $858 Million, While Hold-Normalized Adjusted Property EBITDA Increased 8.9% to $835 Million
- At Marina Bay Sands in Singapore, Adjusted Property EBITDA was $423 Million
- Our Las Vegas Operating Properties Adjusted Property EBITDA was $138 Million
- The Company Paid Quarterly Dividends of $0.77 per Share
- The Company Repurchased $174 Million of Common Stock During the Quarter

Las Vegas, NV (April 17, 2019) - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended March 31, 2019.

First Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “We are pleased to have delivered strong financial results in the quarter, led by consistent growth in the mass and non-gaming segments in Macao. Our market-leading Integrated Resort property portfolio in Macao delivered revenue growth of 13% in the high-margin mass gaming table segment and adjusted property EBITDA of $858 million. At Marina Bay Sands in Singapore, our hotel, retail, convention and mass gaming segments all exhibited strength, contributing to $423 million of adjusted property EBITDA for the quarter.

“We are also extremely pleased to have reached an agreement with the Singapore Tourism Board to invest an additional $3.3 billion to expand our Marina Bay Sands Integrated Resort in Singapore. Our investments will include spectacular new attractions including a state-of-the-art arena designed specifically for live musical entertainment and theatrical performances, a luxurious new hotel tower, additional MICE capacity and luxury retail. We believe the expansion of Marina Bay Sands will meaningfully enhance Singapore’s appeal as a leisure and business tourism destination while creating an outstanding platform for growth for the company.

“In Macao, construction and development work on the Four Seasons Tower Suites Macao and the Londoner Macao is progressing. We believe our market-leading interconnected Integrated Resort portfolio in Macao, bolstered by our investments in additional luxu rious hotel suite offerings, destination retail, MICE capacity and entertainment attractions, positions us exceedingly well to continue to contribute to Macao’s economic diversification and to deliver growth in the years ahead."

The company paid a recurring quarterly dividend of $0.77 per common share and increased its return of capital through share repurchases of $174 million during the quarter. The company announced its next quarterly dividend of $0.77 per common share will be paid on June 27, 2019, to Las Vegas Sands shareholders of record on June 19, 2019.

Company-Wide Operating Results

Net revenue for the first quarter of 2019 increased 1.9% to $3.65 billion, compared to $3.58 billion in the first quarter of 2018. Net income decreased 54.0% to $744 million in the first quarter of 2019, and included a nonrecurring legal settlement. The $1.62 billion net income in the first quarter of 2018 included a nonrecurring non-cash income tax benefit of $670 million.

On a GAAP (accounting principles generally accepted in the United States of America) basis, operating income in the first quarter of 2019 decreased 16.1% to $971 million, compared to $1.16 billion in the first quarter of 2018. The decrease in operating income was primarily due to decreases in Rolling Chip win percentage and volume in Singapore and a nonrecurring legal settlement, offset by stronger operating performance in our Macao business due to an 8.1% increase in revenues. Consolidated adjusted property EBITDA (a non-GAAP measure) of $1.45 billion decreased 3.2% in the first quarter of 2019, compared to the year-ago quarter. On a hold-normalized basis, consolidated adjusted property EBITDA increased 2.7% to $1.42 billion in the first quarter of 2019.

On a GAAP basis, net income attributable to Las Vegas Sands in the first quarter of 2019 decreased to $582 million, compared to $1.46 billion in the first quarter of 2018, while diluted earnings per share in the first quarter of 2019 of $0.75 represented a decrease of 59.2% compared to the prior-year quarter. The decrease was due to the operating and other factors described above and increased interest expense.

Adjusted net income attributable to Las Vegas Sands (a non-GAAP measure) was $708 million, or $0.91 per diluted share, compared to $821 million, or $1.04 per diluted share, in the first quarter of 2018. Hold-normalized adjusted earnings per diluted share was $0.89.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for SCL increased 8% to $2.33 billion in the first quarter of 2019, compared to $2.16 billion in the first quarter of 2018. Net income for SCL was unchanged at $557 million in the first quarter of 2019 and 2018.

Other Factors Affecting Earnings

Depreciation and amortization expense was $301 million in the first quarter of 2019, compared to $264 million in the first quarter of 2018. The increase relates to the acceleration of depreciation expense for certain Sands Cotai Central assets as it is converted into The Londoner Macao.

Interest expense, net of amounts capitalized, was $141 million for the first quarter of 2019, compared to $89 million in the prior-year quarter. The increase resulted from increased level of borrowings from the SCL Notes issued in August 2018 and from the U.S. credit facility in June 2018 and our weighted average borrowing cost in the first quarter of 2019 increasing to 4.6%, compared to 3.5% during the first quarter of 2018.

Our effective income tax rate for the first quarter of 2019 was 10.3% compared to (54.6)% in the prior-year quarter. The tax rate for the first quarter of 2019 is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate. The tax rate for the first quarter of 2018 was primarily driven by a non-cash tax benefit of $670 million due to the impact of the Tax Cuts and Jobs Act enacted in the U.S. in December 2017 ("U.S. tax reform") on the valuation allowance related to certain of the company's tax attributes. The effective income tax rate for the three months ended March 31, 2018, would have been 9.5% without the discrete benefit of the $670 million non-cash income tax item referenced above.

Balance Sheet Items

Unrestricted cash balances as of March 31, 2019 were $4.13 billion.

As of March 31, 2019, total debt outstanding, excluding finance leases, was $11.98 billion.

Capital Expenditures

Capital expenditures during the first quarter totaled $240 million, including construction, development and maintenance activities of $128 million in Macao, $61 million in Las Vegas and $49 million at Marina Bay Sands.

###

Conference Call Information

The company will host a conference call to discuss the company’s results on Wednesday, April 17, 2019 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, fluctuations in currency exchange rates and interest rates, government regulation, tax law changes and the impact of U.S. tax reform, legalization of gaming, natural or man-made disasters, terrorist acts or war, outbreaks of infectious diseases, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

About Las Vegas Sands Corp. (NYSE: LVS)

Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

LVS created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for 50,000 team members worldwide, drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2019 Results
Non-GAAP Measures

Within the company’s first quarter 2019 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the Company's website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax and an adjustment for a nonrecurring non-cash benefit due to U.S. tax reform enacted in 2017. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.15% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.0% to 3.3% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments are made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid to third parties on the incremental win, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Casino	$2,661	$2,599
Rooms	450	445
Food and beverage	232	228
Mall	160	156
Convention, retail and other	143	151
Net revenues	3,646	3,579
Operating expenses:
Resort operations	2,197	2,083
Corporate	152	56
Pre-opening	4	1
Development	5	3
Depreciation and amortization	301	264
Amortization of leasehold interests in land	9	9
Loss on disposal or impairment of assets	7	5
	2,675	2,421
Operating income	971	1,158
Other income (expense):
Interest income	20	5
Interest expense, net of amounts capitalized	(141)	(89)
Other expense	(21)	(26)
Loss on modification or early retirement of debt	—	(3)
Income before income taxes	829	1,045
Income tax (expense) benefit	(85)	571
Net income	744	1,616
Net income attributable to noncontrolling interests	(162)	(160)
Net income attributable to Las Vegas Sands Corp.	$582	$1,456

Earnings per share:
Basic	$0.75	$1.85
Diluted	$0.75	$1.84

Weighted average shares outstanding:
Basic	774	789
Diluted	775	790

Dividends declared per common share	$0.77	$0.75

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net Revenues
The Venetian Macao	$897	$868
Sands Cotai Central	577	549
The Parisian Macao	454	359
The Plaza Macao and Four Seasons Hotel Macao	224	191
Sands Macao	152	154
Ferry Operations and Other	30	39
Macao Operations	2,334	2,160

Marina Bay Sands	767	872
Las Vegas Operating Properties	471	477
Sands Bethlehem	137	134
Intersegment Eliminations	(63)	(64)
	$3,646	$3,579

Adjusted Property EBITDA
The Venetian Macao	$361	$348
Sands Cotai Central	212	201
The Parisian Macao	163	116
The Plaza Macao and Four Seasons Hotel Macao	85	73
Sands Macao	40	47
Ferry Operations and Other	(3)	4
Macao Operations	858	789

Marina Bay Sands	423	541
Las Vegas Operating Properties	138	141
Sands Bethlehem	33	29
	$1,452	$1,500

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	40.2%	40.1%
Sands Cotai Central	36.7%	36.6%
The Parisian Macao	35.9%	32.3%
The Plaza Macao and Four Seasons Hotel Macao	37.9%	38.2%
Sands Macao	26.3%	30.5%
Ferry Operations and Other	(10.0)%	10.3%
Macao Operations	36.8%	36.5%

Marina Bay Sands	55.1%	62.0%
Las Vegas Operating Properties	29.3%	29.6%
Sands Bethlehem	24.1%	21.6%

Total	39.8%	41.9%

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2019	2018
Net income	$744	$1,616
Add (deduct):
Income tax expense (benefit)	85	(571)
Loss on modification or early retirement of debt	—	3
Other expense	21	26
Interest expense, net of amounts capitalized	141	89
Interest income	(20)	(5)
Loss on disposal or impairment of assets	7	5
Amortization of leasehold interests in land	9	9
Depreciation and amortization	301	264
Development expense	5	3
Pre-opening expense	4	1
Stock-based compensation (1)	3	4
Corporate expense	152	56
Consolidated Adjusted Property EBITDA	$1,452	$1,500

Hold-normalized casino revenue (2)	(56)	(169)
Hold-normalized casino expense (2)	26	53
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,422	$1,384
____________________

(1)
During the three months ended March 31, 2019 and 2018, the company recorded stock-based compensation expense of $9 million in each period, of which $6 million and $5 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended March 31, 2019

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$858	$(48)	$25	$835
Marina Bay Sands	423	—	—	423
United States:
Las Vegas Operating Properties	138	(8)	1	131
Sands Bethlehem	33	—	—	33
	$1,452	$(56)	$26	$1,422

	Three Months Ended March 31, 2018

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$789	$(51)	$29	$767
Marina Bay Sands	541	(118)	24	447
United States:
Las Vegas Operating Properties	141	—	—	141
Sands Bethlehem	29	—	—	29
	$1,500	$(169)	$53	$1,384
____________________

(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.15%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.0% to 3.3%. The company revised the expected target and range for Marina Bay Sands due to the Rolling Chip win percentage experienced over the last several years. The prior year non-GAAP measurement for Marina Bay Sands has also been adjusted to reflect this change for comparison purposes.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended
	March 31,
	2019	2018
Net income attributable to LVS	$582	$1,456

Nonrecurring legal settlement	96	—
Pre-opening expense	4	1
Development expense	5	3
Loss on disposal or impairment of assets	7	5
Other expense	21	26
Loss on modification or early retirement of debt	—	3
Nonrecurring non-cash income tax benefit of U.S. tax reform (1)	—	(670)
Income tax impact on net income adjustments (2)	(2)	(1)
Noncontrolling interest impact on net income adjustments	(5)	(2)
Adjusted net income attributable to LVS	$708	$821

Hold-normalized casino revenue (3)	(56)	(169)
Hold-normalized casino expense (3)	26	53
Income tax impact on hold adjustments (2)	1	16
Noncontrolling interest impact on hold adjustments	7	7
Hold-normalized adjusted net income attributable to LVS	$686	$728

The following is a reconciliation of Diluted Earnings per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended
	March 31,
	2019	2018
Per diluted share of common stock:
Net income attributable to LVS	$0.75	$1.84

Nonrecurring legal settlement	0.12	—
Pre-opening expense	—	—
Development expense	0.01	—
Loss on disposal or impairment of assets	0.01	0.01
Other expense	0.03	0.03
Loss on modification or early retirement of debt	—	0.01
Nonrecurring non-cash income tax benefit of U.S. tax reform	—	(0.85)
Income tax impact on net income adjustments	—	—
Noncontrolling interest impact on net income adjustments	(0.01)	—
Adjusted earnings per diluted share	$0.91	$1.04

Hold-normalized casino revenue	(0.07)	(0.21)
Hold-normalized casino expense	0.04	0.06
Income tax impact on hold adjustments	—	0.02
Noncontrolling interest impact on hold adjustments	0.01	0.01
Hold-normalized adjusted earnings per diluted share	$0.89	$0.92

Weighted average diluted shares outstanding	775	790
____________________

(1)
Adjustment reflects an initial technical interpretation of U.S. tax reform related to global intangible low-taxed income. The adjustment was reversed in Q4 2018 when the IRS issued corrective guidance.

(2)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(3)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$14,820	$16,059
Slot machine win per unit per day (2)	$281	$267
Average number of table games	646	596
Average number of slot machines	1,750	1,781

Sands Cotai Central:
Table games win per unit per day (1)	$14,272	$12,519
Slot machine win per unit per day (2)	$277	$306
Average number of table games	385	407
Average number of slot machines	1,740	1,836

The Parisian Macao:
Table games win per unit per day (1)	$15,397	$10,644
Slot machine win per unit per day (2)	$331	$234
Average number of table games	321	362
Average number of slot machines	1,255	1,349

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$22,525	$19,254
Slot machine win per unit per day (2)	$356	$498
Average number of table games	119	113
Average number of slot machines	229	203

Sands Macao:
Table games win per unit per day (1)	$7,759	$8,106
Slot machine win per unit per day (2)	$279	$233
Average number of table games	201	198
Average number of slot machines	854	949

Marina Bay Sands:
Table games win per unit per day (1)	$9,338	$11,789
Slot machine win per unit per day (2)	$789	$790
Average number of table games	604	573
Average number of slot machines	2,310	2,399

Las Vegas Operating Properties:
Table games win per unit per day (1)	$4,318	$5,214
Slot machine win per unit per day (2)	$330	$337
Average number of table games	245	238
Average number of slot machines	1,877	1,697

Sands Bethlehem:
Table games win per unit per day (1)	$3,250	$3,248
Slot machine win per unit per day (2)	$257	$269
Average number of table games	189	175
Average number of slot machines	3,260	3,180
____________________

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$740	$716	$24	3.4%
Rooms	57	57	—	—
Food and Beverage	22	23	(1)	(4.3)%
Mall	56	53	3	5.7%
Convention, Retail and Other	22	19	3	15.8%
Net Revenues	$897	$868	$29	3.3%

Adjusted Property EBITDA	$361	$348	$13	3.7%
EBITDA Margin %	40.2%	40.1%		0.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,501	$7,866	$(365)	(4.6)%
Rolling Chip Win %(1)	2.89%	4.20%		(1.31	)pts

Non-Rolling Chip Drop	$2,266	$2,244	$22	1.0%
Non-Rolling Chip Win %	28.5%	23.7%		4.8	pts

Slot Handle	$891	$837	$54	6.5%
Slot Hold %	5.0%	5.1%		(0.1	)pts

Hotel Statistics

Occupancy %	96.8%	95.9%		0.9	pts
Average Daily Rate (ADR)	$228	$232	$(4)	(1.7)%
Revenue per Available Room (RevPAR)	$221	$223	$(2)	(0.9)%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$445	$418	$27	6.5%
Rooms	84	82	2	2.4%
Food and Beverage	26	29	(3)	(10.3)%
Mall	16	14	2	14.3%
Convention, Retail and Other	6	6	—	—
Net Revenues	$577	$549	$28	5.1%

Adjusted Property EBITDA	$212	$201	$11	5.5%
EBITDA Margin %	36.7%	36.6%		0.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,944	$2,407	$(463)	(19.2)%
Rolling Chip Win %(1)	4.69%	3.43%		1.26	pts

Non-Rolling Chip Drop	$1,699	$1,760	$(61)	(3.5)%
Non-Rolling Chip Win %	23.8%	21.4%		2.4	pts

Slot Handle	$1,063	$1,276	$(213)	(16.7)%
Slot Hold %	4.1%	4.0%		0.1	pts

Hotel Statistics

Occupancy %	97.3%	93.5%		3.8	pts
Average Daily Rate (ADR)	$157	$158	$(1)	(0.6)%
Revenue per Available Room (RevPAR)	$153	$148	$5	3.4%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$387	$291	$96	33.0%
Rooms	32	33	(1)	(3.0)%
Food and Beverage	18	15	3	20.0%
Mall	12	15	(3)	(20.0)%
Convention, Retail and Other	5	5	—	—
Net Revenues	$454	$359	$95	26.5%

Adjusted Property EBITDA	$163	$116	$47	40.5%
EBITDA Margin %	35.9%	32.3%		3.6	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,917	$4,598	$(681)	(14.8)%
Rolling Chip Win %(1)	4.63%	2.77%		1.86	pts

Non-Rolling Chip Drop	$1,140	$1,086	$54	5.0%
Non-Rolling Chip Win %	23.1%	20.2%		2.9	pts

Slot Handle	$1,124	$1,044	$80	7.7%
Slot Hold %	3.3%	2.7%		0.6	pts

Hotel Statistics

Occupancy %	98.6%	94.5%		4.1	pts
Average Daily Rate (ADR)	$158	$151	$7	4.6%
Revenue per Available Room (RevPAR)	$156	$143	$13	9.1%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$173	$142	$31	21.8%
Rooms	10	9	1	11.1%
Food and Beverage	9	8	1	12.5%
Mall	31	31	—	—
Convention, Retail and Other	1	1	—	—
Net Revenues	$224	$191	$33	17.3%

Adjusted Property EBITDA	$85	$73	$12	16.4%
EBITDA Margin %	37.9%	38.2%		(0.3	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,488	$3,055	$1,433	46.9%
Rolling Chip Win %(1)	3.36%	3.25%		0.11	pts

Non-Rolling Chip Drop	$356	$416	$(60)	(14.4)%
Non-Rolling Chip Win %	25.1%	23.2%		1.9	pts

Slot Handle	$149	$135	$14	10.4%
Slot Hold %	4.9%	6.7%		(1.8	)pts

Hotel Statistics

Occupancy %	89.7%	88.7%		1.0	pts
Average Daily Rate (ADR)	$335	$322	$13	4.0%
Revenue per Available Room (RevPAR)	$300	$285	$15	5.3%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$139	$142	$(3)	(2.1)%
Rooms	4	4	—	—
Food and Beverage	7	7	—	—
Mall	1	—	1	N.M.
Convention, Retail and Other	1	1	—	—
Net Revenues	$152	$154	$(2)	(1.3)%

Adjusted Property EBITDA	$40	$47	$(7)	(14.9)%
EBITDA Margin %	26.3%	30.5%		(4.2	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,201	$897	$304	33.9%
Rolling Chip Win %(1)	1.86%	2.78%		(0.92	)pts

Non-Rolling Chip Drop	$663	$657	$6	0.9%
Non-Rolling Chip Win %	17.8%	18.2%		(0.4	)pts

Slot Handle	$615	$640	$(25)	(3.9)%
Slot Hold %	3.5%	3.1%		0.4	pts

Hotel Statistics

Occupancy %	99.9%	98.8%		1.1	pts
Average Daily Rate (ADR)	$178	$165	$13	7.9%
Revenue per Available Room (RevPAR)	$177	$163	$14	8.6%
____________________

N.M.	Not Meaningful
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$544	$652	$(108)	(16.6)%
Rooms	102	100	2	2.0%
Food and Beverage	53	52	1	1.9%
Mall	43	42	1	2.4%
Convention, Retail and Other	25	26	(1)	(3.8)%
Net Revenues	$767	$872	$(105)	(12.0)%

Adjusted Property EBITDA	$423	$541	$(118)	(21.8)%
EBITDA Margin %	55.1%	62.0%		(6.9	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,128	$7,375	$(247)	(3.3)%
Rolling Chip Win %(1)	3.13%	4.77%		(1.64	)pts

Non-Rolling Chip Drop	$1,343	$1,397	$(54)	(3.9)%
Non-Rolling Chip Win %	21.2%	18.4%		2.8	pts

Slot Handle	$3,560	$3,885	$(325)	(8.4)%
Slot Hold %	4.6%	4.4%		0.2	pts

Hotel Statistics

Occupancy %	98.1%	96.8%		1.3	pts
Average Daily Rate (ADR)	$454	$455	$(1)	(0.2)%
Revenue per Available Room (RevPAR)	$446	$440	$6	1.4%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$113	$120	$(7)	(5.8)%
Rooms	157	156	1	0.6%
Food and Beverage	90	88	2	2.3%
Convention, Retail and Other	111	113	(2)	(1.8)%
Net Revenues	$471	$477	$(6)	(1.3)%

Adjusted Property EBITDA	$138	$141	$(3)	(2.1)%
EBITDA Margin %	29.3%	29.6%		(0.3	)pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$419	$491	$(72)	(14.7)%
Table Games Win %(1)	22.8%	22.7%		0.1	pts

Slot Handle	$668	$618	$50	8.1%
Slot Hold %	8.4%	8.3%		0.1	pts

Hotel Statistics

Occupancy %	94.9%	95.8%		(0.9	)pts
Average Daily Rate (ADR)	$263	$257	$6	2.3%
Revenue per Available Room (RevPAR)	$250	$246	$4	1.6%
____________________

(1)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Bethlehem	March 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$120	$118	$2	1.7%
Rooms	4	4	—	—
Food and Beverage	7	6	1	16.7%
Mall	1	1	—	—
Convention, Retail and Other	5	5	—	—
Net Revenues	$137	$134	$3	2.2%

Adjusted Property EBITDA	$33	$29	$4	13.8%
EBITDA Margin %	24.1%	21.6%		2.5	pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$274	$281	$(7)	(2.5)%
Table Games Win %	20.2%	18.2%		2.0	pts

Slot Handle	$1,193	$1,171	$22	1.9%
Slot Hold %	6.3%	6.6%		(0.3	)pts

Hotel Statistics

Occupancy %	92.3%	88.2%		4.1	pts
Average Daily Rate (ADR)	$157	$159	$(2)	(1.3)%
Revenue per Available Room (RevPAR)	$145	$140	$5	3.6%

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2019					TTM March 31, 2019
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$56	$51	91.1%	813,416	90.8%	$1,732

Shoppes at Four Seasons
Luxury Retail	20	19	95.0%	125,566	100.0%	6,051
Other Stores	11	10	90.9%	115,982	98.6%	2,123
Total	31	29	93.5%	241,548	99.3%	4,420

Shoppes at Cotai Central(3)	16	14	87.5%	519,666	92.2%	880

Shoppes at Parisian	12	10	83.3%	295,915	89.6%	640

Total Cotai Strip in Macao	115	104	90.4%	1,870,545	92.1%	1,766

The Shoppes at Marina Bay Sands	43	38	88.4%	601,226	95.5%	1,918

Total	$158	$142	89.9%	2,471,771	92.9%	$1,804
____________________

Note:	This table excludes the results of our mall operations at Sands Macao and Sands Bethlehem.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central's renovation, rebranding and expansion to The Londoner Macao.